Exhibit 10.4

M3 Biotechnology, Inc.

Restricted Stock Award Grant Notice

( 2014 Equity Incentive Plan)

M3 Biotechnology, Inc. (the “Company”), pursuant to its 2014 Equity Incentive Plan (the “Plan”), hereby grants to Participant the number of shares of the Company’s Common Stock set forth below (the “Award”).  This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement, the Plan, the form of Assignment Separate from Certificate and the form of Joint Escrow Instructions, all of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not explicitly defined herein but defined in the Plan or the Restricted Stock Award Agreement will have the same definitions as in the Plan or the Restricted Stock Award Agreement, as applicable.  If there is any conflict between the terms herein and the Plan, the terms of the Plan will control.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of Shares Subject to Award:

Consideration:

Vesting Schedule:

Additional Terms/Acknowledgements: The undersigned Participant acknowledges that the Company has communicated to Participant that it is obligated to pay income taxes with respect to this Restricted Stock Award equal to the difference between the purchase price per share (if any) and the fair market value of the Company’s Common Stock per share and, following consultation with its tax advisor, to file an election on Form 83(b) with the Internal Revenue Service.  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Award Grant Notice (the “Award Notice”), the Restricted Stock Award Agreement and the Plan.  Participant consents to receive such documents by electronic delivery and to participate through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.  Participant further acknowledges that as of the Date of Grant, this Award Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of: (i) restricted stock awards or other compensatory stock awards previously or concurrently granted and delivered to Participant, and (ii) the following agreements only

M3 BIOTECHNOLOGY, Inc.	Participant:

By:

Leen Kawas, Chief Executive Officer	Signature

Date:	Date:

Attachments: Restricted Stock Award Agreement, form of Assignment Separate from Certificate, form of Joint Escrow Instructions and 2014 Equity Incentive Plan

Attachment I

2014 Equity Incentive Plan

Restricted Stock Award Agreement

Pursuant to the Restricted Stock Award Grant Notice (the “Award Notice”) and this Restricted Stock Award Agreement and in consideration of your services, M3 Biotechnology, Inc. (the “Company”) has awarded you a stock award under its 2014 Equity Incentive Plan (the “Plan”) for the number of shares of the Company’s Common Stock as indicated in the Award Notice (the “Award”).  Capitalized terms not explicitly defined in this Restricted Stock Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1.Vesting.  Subject to the limitations contained herein, your Award will vest as provided in the Award Notice, provided that vesting will cease upon the termination of your Continuous Service in accordance with the terms of the Plan.

2.Number of Shares.  The number of shares subject to your Award may be adjusted from time to time for Capitalization Adjustments.

3.Securities Law Compliance.  You may not be issued any shares of Common Stock under your Award unless the shares are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive shares of Common Stock under your Award if the Company determines that such receipt would not be in material compliance with such laws and regulations.

4.Market Stand-Off Agreement.  By acquiring shares of Common Stock under your Award you agree that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with NASD Rule 2711 or NYSE Member Rule 472 and similar or rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this Section 4 shall prevent the exercise of a repurchase right, if any, in favor of the Company during the Lock-Up Period.  You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto.  To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period.  The underwriters of the Company’s stock are intended third party beneficiaries of this Section 4 and shall have the right, power, and authority to enforce the provision hereof as though they were a party hereto.

5.Right of First Refusal.  Shares that are received under your Award are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right.

6.Right of Repurchase.

(a)Subject to the “Repurchase Limitation” in Section 8(l) of the Plan, the Company will have a Repurchase Right (as defined below) as to the shares you received pursuant to your Award that have not as yet vested in accordance with the Vesting Schedule in the Award Notice (the “Unvested Shares”) on the terms and conditions below.

(i)The Company will simultaneously with termination of your Continuous Service automatically reacquire for no consideration all of the Unvested Shares (the “Repurchase Right”), unless the Company agrees to waive its Repurchase Right as to some or all of the Unvested Shares.  Any such waiver shall be exercised by the Company by written notice to you or your representative (with a copy to the Secretary of the Company or the Secretary’s designee (the “Escrow Holder”)) within 90 days after the termination of your Continuous Service, and the Escrow Holder may then release to you the number of Unvested Shares not being reacquired by the Company.  If the Company does not waive its Repurchase Right as to all of the Unvested Shares, then upon expiration of the 90-day period, or upon earlier notice from the Company that it does not intend to waive such Right, the Escrow Holder shall transfer to the Company the number of shares the Company is reacquiring.

(ii)The shares issued under your Award shall be held in escrow pursuant to the terms of the Joint Escrow Instructions attached to the Award Notice as Attachment III.  You agree to execute two forms of Assignment Separate From Certificate (with date and number of shares blank) substantially in the form attached to the Award Notice as Attachment II and deliver the same, along with the certificate or certificates evidencing the shares, for use by the escrow agent pursuant to the terms of the Joint Escrow Instructions.

(iii)Subject to the provisions of your Award, you shall, during the term of your Award, exercise all rights and privileges of a stockholder of the Company with respect to the shares deposited in escrow.  You shall be deemed to be the holder of such shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company’s Repurchase Right.

(iv)If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of your Award, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired under your Award shall be immediately subject to the Repurchase Right with the same force and effect as the shares subject to this Repurchase Right immediately before such event.

(v)In the event of a Corporate Transaction, the Board may provide that this Repurchase Right may be assigned by the Company to the surviving or acquiring corporation (or the surviving or acquiring corporation’s parent company), if any, in connection with such transaction or that this Repurchase Right may lapse in connection with the Corporate Transaction.  To the extent the Repurchase Right remains in effect following such transaction, it shall apply to the new capital stock, cash or other property received in exchange for the Unvested Shares in consummation of the transaction, but only to the extent the Unvested Shares were at the time covered by such right.

(vi)In addition to any other limitation on transfer created by applicable securities laws, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of the Unvested Shares or any interest in the Unvested Shares while such shares are subject to the Repurchase Right or continue to be held in escrow pursuant to the Joint Escrow Instructions; provided, however, that the Unvested Shares or any interest therein may be transferred pursuant to a qualified domestic relations order as defined in the Code or in Title I of the Employee Retirement Income Security Act.  After any such shares of Common Stock subject to this Award have been released from escrow pursuant to the Joint Escrow Instructions, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of such Common Stock or any interest in the Common Stock except in compliance with the provisions herein and applicable securities laws.

7.Restrictive Legends.  The shares issued under your Award shall be endorsed with appropriate legends determined by the Company.

8.Award Not a Service Contract.  Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment.  In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

9.Withholding Obligations.

(a)At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award (the “Withholding Taxes”).  The Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any amounts otherwise payable to you by the Company; (ii) causing you to tender a cash payment; or (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; or (v) withholding cash from an Award settled in cash.

(b)Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

10.Tax Consequences.  The acquisition and vesting of the shares may have adverse tax consequences to you that may be avoided or mitigated by filing an election under Section 83(b) of the Code.  Such election must be filed within 30 days after the date of your Award.  YOU ACKNOWLEDGE THAT IT IS YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(B) OF THE CODE, EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR BEHALF.

11.Notices.  Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

12.Miscellaneous.

(a)The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  Your rights and obligations under your Award may be assigned only with the prior written consent of the Board, which consent may be withheld in the Board’s sole discretion.

(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

13.Governing Plan Document.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

Attachment II

Assignment Separate from Certificate

For Value Received and pursuant to that certain Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (the “Award”), _____________ hereby sells, assigns and transfers unto M3 Biotechnology, Inc., a Delaware corporation (the “ Company ”) ___________________ (_______) shares of the Common Stock of the Company, standing in the undersigned’s name on the books of said corporation represented by Certificate No. ______ herewith and does hereby irrevocably constitute and appoint ______________ as attorney-in-fact to transfer the said stock on the books of the within named Company with full power of substitution in the premises.  This Assignment Separate From Certificate may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the repurchase of shares of Common Stock of the Company issued to the undersigned pursuant to the Award, and only to the extent that such shares remain subject to the Company’s Repurchase Right under the Award.

Dated:

Instruction: Please do not fill in any blanks other than the signature line.  The purpose of this Assignment Separate From Certificate is to enable the Company to exercise its Repurchase Right set forth in the Award without requiring additional signatures on your part.

Attachment III

Joint Escrow Instructions

Date:

Corporate Secretary

M3 Biotechnology, Inc.

Dear Sir/Madam:

As Escrow Agent for both M3 Biotechnology, Inc., a Delaware corporation (the “Company”), and the undersigned recipient of stock of the Company (“Recipient”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Award Grant Notice (the “Award Notice”), dated ________________________, to which a copy of these Joint Escrow Instructions is attached as Attachment III, and pursuant to the terms of that certain Restricted Stock Award Agreement (the “Agreement”), which is Attachment I to the Award Notice, in accordance with the following instructions:

1.In the event Recipient ceases to render services to the Company or an Affiliate of the Company during the vesting period set forth in the Award Notice, the Company or its assignee will give to Recipient and you a written notice specifying that the shares of stock shall be transferred to the Company.  Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company.

3.Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Award Notice.  Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorneyinfact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

4.This escrow shall terminate upon vesting of the shares or upon the earlier return of the shares to the Company. Pursuant to the Company’s Repurchase Right or other forfeiture condition under the Plan

5.If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you shall deliver all of same to any pledgee entitled thereto or, if none, to Recipient and shall be discharged of all further obligations hereunder.

6.Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorneyinfact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Award Notice or any documents or papers deposited or called for hereunder.

10.You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.You shall be entitled to employ such legal counsel, including but not limited to Summit Law Group, PLLC, and other experts as you may deem necessary to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12.Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each party.  In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Recipient hereby confirms the appointment of such successor or successors as his attorneyinfact and agent to the full extent of your appointment.

13.If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days’ written notice to each of the other parties hereto:

COMPANY:	M3 Biotechnology, Inc.

RECIPIENT:

ESCROW AGENT:	Secretary, M3 Biotechnology, Inc.

16.By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Award Notice.

17.This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.  It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents.  It is understood and agreed that the Company may at any time or from time to time assign its rights under the Award Notice and these Joint Escrow Instructions in whole or in part.

18.This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of Washington, as such laws are applied by Washington courts to contracts made and to be performed entirely in Washington by residents of that state.

[Signature Page Follows]

Very truly yours,

M3 Biotechnology, Inc.

By:
Chief Executive Officer

Recipient

By:
Name:

Escrow Agent:
, Secretary

Attachment IV

2014 Equity Incentive Plan